EXHIBIT 11

                    THE DELTONA CORPORATION AND SUBSIDIARIES

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                                            Years Ended
                                            ---------------------------------------------------------------------------
                                            December 31,     December 31,  December 31,   December 31,    December 31,
                                                1998            1997           1996            1995          1994
                                            ------------    ------------   -----------    ------------   -------------
Computation of primary income (loss)
  per common share<F1>:

 Loss before extraordinary item.....         $  (2,591)      $  (1,326)    $  (1,227)     $   (2,905)    $(3,906)
                                             =========       =========     =========      ==========     =======
 Net income (loss)..................         $  (2,591)      $  (1,326)    $    (896)     $   (2,203)    $(3,906)
                                             =========       =========     =========      ==========     =======
 Net income (loss) applicable
   to common stock..................         $  (2,591)      $  (1,326)    $    (896)     $   (2,203)    $(3,906)
                                             =========       =========     =========      ==========     =======
 Total weighted average common shares
   outstanding......................            13,544           6,754         6,730           6,669     $ 6,669
                                             =========       =========     =========      ==========     =======
 Per Common Share Data:
  Loss before extraordinary items            $    (.19)      $    (.20)    $    (.18)     $     (.43)    $  (.59)
                                             =========       =========     =========      ==========     =======

 Net income (loss)..................         $    (.19)      $    (.20)    $    (.13)     $     (.33)    $  (.59)
                                             =========       =========     =========      ==========     =======

------------------------

     <F1>Basic   earnings  per  common   share   assuming   full   dilution  was
         approximately the same for all periods.
